Exhibit 10.22
INDEMNIFICATION AGREEMENT
This Indemnification Agreement is dated as of  _____, 2011 (this “Agreement”) and is between AMH Investment Holdings Corp., a Delaware corporation formerly known as Carey Investment Holdings Corp. (“Holdings”), AMH Intermediate Holdings Corp., a Delaware corporation formerly known as Carey Intermediate Holdings Corp. (“Intermediate”), and Associated Materials, LLC, a Delaware limited liability company (“Associated,” and together with Holdings and Intermediate, the “Companies”), and  _____  (“Indemnitee”).
WHEREAS, Indemnitee is a director and/or officer of one or more of the Companies and may also serve as a director, officer, partner, member, manager, employee, consultant, fiduciary or agent (collectively, the “Indemnifiable Positions”) of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Companies (collectively, the “Controlled Entities”);
WHEREAS, in order to induce Indemnitee to continue to serve as a director and/or officer of the Companies and/or in other Indemnifiable Positions of the Controlled Entities, the Companies wish to provide for the indemnification of, and the advancement of Expenses (as defined herein) to, Indemnitee to the maximum extent permitted by law;
WHEREAS, the Certificates of Incorporation of Holdings and Intermediate (as amended from time to time, the “Charters”) provide for the indemnification of the directors and officers of Holdings and Intermediate to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”);
WHEREAS, the Bylaws of Holdings and Intermediate (as amended from time to time, the “Bylaws”) provide certain indemnification rights to the directors and officers of Holdings and Intermediate; and
WHEREAS, the Limited Liability Company Agreement of Associated (as amended from time to time, the “LLC Agreement”) provides for the indemnification of the directors and officers of Associated to the fullest extent permitted under the Delaware Limited Liability Company Act (the “LLC Act”);
WHEREAS, the Stockholders Agreement, dated as of October 13, 2010 (as amended from time to time, the “Stockholders Agreement”), by and among the Companies, Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership, Hellman & Friedman Capital Partners VI (Parallel), L.P., a Delaware limited partnership, Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership, Hellman & Friedman Capital Associates VI, L.P., a Delaware limited partnership, and the other parties thereto provides certain indemnification rights to certain of the parties thereto, including certain of the Companies’ directors and officers;
WHEREAS, the Companies and Indemnitee desire to enter into this Agreement to set forth their agreement regarding indemnification and the advancement of Expenses and to clarify the priority of the indemnification and advancement of Expenses with respect to certain Jointly Indemnifiable Claims (as defined herein).

NOW, THEREFORE, in consideration of Indemnitee’s service or continued service to the Companies and/or the Controlled Entities and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.
Section 1. Indemnification.
To the fullest extent permitted by the DGCL:
(a) The Companies, jointly and severally, shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed Action, Suit or Proceeding (brought in the right of any of the Companies or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals.
(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Action, Suit or Proceeding, including any appeals.
Section 2. Payment of Expenses. To the fullest extent permitted by the DGCL, Expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any Action, Suit or Proceeding or in connection with an enforcement action as contemplated by Section 3(d), shall be paid, jointly and severally, by the Companies in advance of the final disposition of such Action, Suit or Proceeding or such enforcement action within 15 days after receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Companies in respect of such Action, Suit or Proceeding or such enforcement action as contemplated by Section 3(d). No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6(a).
Section 3. Procedure for Indemnification; Notification and Defense of Claim.
(a) Promptly after receipt by Indemnitee of notice of the commencement of any Action, Suit or Proceeding, Indemnitee shall, if a claim in respect thereof is to be made or could be made against the Companies hereunder, notify the Companies in writing of the commencement thereof. The failure to promptly notify the Companies of the commencement of the Action, Suit or Proceeding, or of Indemnitee’s request for indemnification, will not relieve the Companies from any liability that they may have to Indemnitee hereunder, except to the extent the Companies are actually and materially prejudiced (through the forfeiture of substantive rights or defenses) in their defense of such Action, Suit or Proceeding as a result of such failure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Companies a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Companies to determine whether and to what extent Indemnitee is entitled to indemnification. In addition, Indemnitee shall reasonably cooperate with the Companies and shall give the Companies such additional information as the Companies may reasonably require.

(b) With respect to any Action, Suit or Proceeding of which the Companies are so notified as provided in this Agreement, the Companies shall, subject to the last two sentences of this paragraph and subject to the Companies’ prior determination pursuant to Section 3(c) to grant Indemnitee’s indemnification request with respect to such Action, Suit or Proceeding, be entitled to assume the defense of such Action, Suit or Proceeding, with counsel reasonably acceptable to Indemnitee (which acceptance shall not be unreasonably withheld or delayed), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Companies, the Companies will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by or on behalf of Indemnitee with respect to the same Action, Suit or Proceeding unless the Companies do not continue to retain such counsel to defend such Action, Suit or Proceeding. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Companies setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between any of the Companies and Indemnitee with respect to a significant issue, then the Companies will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Companies will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of any of the Companies.
(c) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Companies’ receipt of a request for indemnification in accordance with Section 3(a). If the Companies determine that Indemnitee is entitled to such indemnification, the Companies will make payment to Indemnitee of the indemnifiable amount within such 30 day period. If the Companies’ determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL.
(d) In the event that (i) the Companies determine in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Companies deny a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of Expenses is not timely made in accordance with Section 2, or (v) any of the Companies or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. To the extent not already advanced pursuant to Section 2, Indemnitee’s Expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of Expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified, jointly and severally, by the Companies; provided that to the extent Indemnitee is successful in part and unsuccessful in part in establishing Indemnitee’s right to indemnification or advancement of Expenses hereunder, Indemnitee shall be entitled to partial indemnification of Expenses in accordance with Section 20.

(e) Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Companies shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of Expenses unless the Companies overcome such presumption by clear and convincing evidence. Neither the failure of the Companies to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Companies that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
Section 4. Insurance and Subrogation.
(a) To the extent the Companies maintain a policy or policies of insurance providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided to any other director or officer of the Companies. If, at the time the Companies receive from Indemnitee any notice of the commencement of an Action, Suit or Proceeding, the Companies have such insurance in effect which would reasonably be expected to cover such Action, Suit or Proceeding, the Companies shall give prompt notice of the commencement of such Action, Suit or Proceeding to the insurers in accordance with the procedures set forth in such policy or policies. The Companies shall thereafter take all necessary or reasonably desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Action, Suit or Proceeding in accordance with the terms of such policy or policies.
(b) Subject to Section 9(b), in the event of any payment by the Companies under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to effectively bring suit to enforce such rights in accordance with the terms of such insurance policy. The Companies, jointly and severally, shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) Subject to Section 9(b), the Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, Judgments, Fines and Amounts Paid in Settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.
Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
(a) The term “Action, Suit or Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, in each case, by reason of the service of Indemnitee as a director and/or officer of any of the Companies and/or in other Indemnifiable Positions of the Controlled Entities, or by reason of any action alleged to have been taken or omitted in any such capacity.
(b) The term “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), in each case, actually and reasonably incurred by or on behalf of Indemnitee in connection with either the investigation, defense or appeal of an Action, Suit or Proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.
(c) The term “Judgments, Fines and Amounts Paid in Settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.
Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Companies shall not be obligated pursuant to this Agreement:
(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any threatened, pending or completed claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, however denominated, initiated or brought voluntarily by Indemnitee whether by way of defense, counterclaim or cross claim or otherwise, other than (i) an action brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement), (ii) a claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding that was authorized or consented to by the Boards of Directors of the Companies, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory counterclaim brought by Indemnitee in response to an Action, Suit or Proceeding otherwise indemnifiable under this Agreement or (iii) as otherwise required under the DGCL.

(b) Action for Indemnification. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to an action instituted by Indemnitee to enforce or interpret this Agreement if Indemnitee is not successful in such enforcement action in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of Expenses hereunder; provided that to the extent Indemnitee is successful in part and unsuccessful in part in establishing Indemnitee’s right to indemnification or advancement of Expenses hereunder, Indemnitee shall be entitled to partial indemnification of Expenses in accordance with Section 20.
(c) Section 16(b) Matters. To indemnify Indemnitee on account of any Action, Suit or Proceeding in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of any of the Companies pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.
(d) Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined (which determination has not been reversed or overturned on appeal) to have been knowingly fraudulent or constitute willful misconduct by a judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction; provided, however, that Indemnitee shall be entitled to indemnification from the Companies pursuant to this Agreement pending the outcome of an appeal of any such judgment or other adjudication if Indemnitee posts a cost bond, supersedeas bond or any other appeal bond or its equivalent that is reasonably satisfactory to the Companies at Indemnitee’s sole cost and expense, including any premium, security for and other costs relating thereto.
(e) Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined to be prohibited by law by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.
(f) Unauthorized Settlement. To indemnify Indemnitee for any amounts paid in settlement of any Action, Suit or Proceeding without the Companies’ prior written consent. The Companies will not unreasonably withhold or delay their consent to any proposed settlement.
Section 7. Certain Settlement Provisions. The Companies shall be permitted to settle any Action, Suit or Proceeding, except that it shall not settle any Action, Suit or Proceeding in any manner that would impose any penalty (unless the only penalty imposed is a monetary amount that will be paid in full by the Companies (or its insurers)) or limitations or constitute any admission of wrongdoing or which may compromise, or may adversely affect, the defense of the Indemnitee in any other Action, Suit or Proceeding, whether civil or criminal, without Indemnitee’s prior written consent. Indemnitee will not unreasonably withhold or delay his or her consent to any proposed settlement.

Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Companies shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed Action, Suit or Proceeding (brought in the right of any of the Companies or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, from and against all loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Action, Suit or Proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.
Section 9. Contribution/Jointly Indemnifiable Claims.
(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Companies shall, jointly and severally, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any Action, Suit or Proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6 or 7 hereof.
(b) Given that certain Jointly Indemnifiable Claims may arise by reason of the service of Indemnitee as a director of the Companies and/or in other Indemnifiable Positions of the Controlled Entities, or by reason of any action alleged to have been taken or omitted in any such capacity, the Companies acknowledge and agree that the Companies shall, jointly and severally, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the DGCL, (ii) the LLC Act, (iii) the Charters, (iv) the Bylaws, (v) the LLC Agreement, (vi) the Stockholders Agreement, (vii) this Agreement, (viii) any other agreement between any of the Companies or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (ix) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (x) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (x) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Companies or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Companies or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim,

(i) the Companies, jointly and severally, shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Companies and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Companies and/or any Controlled Entity, as applicable, and (iii) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Companies and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-Related Entity were a party to this Agreement. The Companies shall cause each of the Controlled Entities to perform the terms and obligations of this Section 9(b) as though each such Controlled Entity was one of the “Companies” under this Agreement. For purposes of this Section 9(b), the following terms shall have the following meanings:
(i) The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Companies, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Companies or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Companies or any Controlled Entity may also have an indemnification or advancement obligation.
(ii) The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Action, Suit or Proceeding for which the Indemnitee shall be entitled to indemnification or advancement of Expenses from both (i) any of the Companies and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.]1
Section 10. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Addresses for notice to either party are shown on the signature page of this Agreement, or as subsequently modified by written notice.

[1]	Included in agreements for non-employee directors only.

Section 11. Nonexclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Charters or Bylaws or the Stockholders Agreement or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.
Section 12. No Construction as Employment Agreement; Duration of Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director and/or officer of any of the Companies or in other Indemnifiable Positions of the Controlled Entities or in the employ of any of the Companies or any of the Controlled Entities. For the avoidance of doubt, the indemnification and advancement of Expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director and/or officer of the Companies and/or in other Indemnifiable Positions of the Controlled Entities.
Section 13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the DGCL or the LLC Act, as applicable, notwithstanding that such indemnification may not be specifically authorized by the Charters, Bylaws or LLC Agreement, as applicable, or by statute as of the date hereof. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation or limited liability company to indemnify a member of its board of directors or an officer, employee, consultant, fiduciary or agent, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation or limited liability company to indemnify a member of its board of directors or an officer, employee, consultant, fiduciary or agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
Section 14. Entire Agreement. Without limiting any of the rights of Indemnitee under any of the Indemnification Sources, this Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
Section 15. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both the Companies and the Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Companies without Indemnitee’s prior written consent.

Section 16. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, executors, administrators and legal representatives. The Companies shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of any of the Companies, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform if no such succession had taken place.
Section 17. Service of Process and Venue. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Companies of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.
Section 19. Injunctive Relief. The parties hereto agree that each party hereto may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.
Section 20. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Companies for some or a portion of loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with an Action, Suit or Proceeding, including any appeals, but not, however, for the total amount thereof, the Companies shall nevertheless indemnify Indemnitee for the portion of such amounts otherwise payable hereunder.

Section 21. Mutual Acknowledgement. Both the Companies and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Companies from indemnifying their directors, officers, employees, consultants, fiduciaries or agents under this Agreement or otherwise. Indemnitee understands and acknowledges that the Companies may be required to submit the question of indemnification to a court in certain circumstances for a determination of the Companies’ right, under public policy, to indemnify Indemnitee.
Section 22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
Section 23. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

AMH INVESTMENT HOLDINGS CORP.
AMH INTERMEDIATE HOLDINGS CORP.
ASSOCIATED MATERIALS, LLC

By:

Name:	Stephen E. Graham
Title:	Vice President — Chief Financial Officer,
Treasurer and Secretary

Address:	3773 State Road
Cuyahoga Falls, Ohio 44223
Attention:	Stephen E. Graham
Facsimile:

INDEMNITEE

Name:
Address:

Facsimile:
[Signature Page to Indemnification Agreement]